     As filed with the Securities and Exchange Commission on January 6, 2004

                                         Registration Statement No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ----------------------------------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                       -----------------------------------
                       AMERICAN INTERNATIONAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                  13-2592361
 (State or other jurisdiction of                   (I.R.S. employer
 incorporation or organization)                   identification no.)

                    70 Pine Street, New York, New York 10270
          (Address, including zip code, of principal executive offices)

   American International Group, Inc. 2003 Japan Employee Stock Purchase Plan
                            (Full title of the plan)

                               Kathleen E. Shannon
                        Senior Vice President, Secretary
                           and Deputy General Counsel
                                 70 Pine Street
                            New York, New York 10270
                                 (212) 770-7000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                 -----------------------------------------------

                                                                      Proposed         Proposed
                                                                       maximum          maximum            Amount of
            Title of securities                  Amount to be      offering price      aggregate          registration
              to be registered                  registered (1)      per unit (2)    offering price (2)     fee (1)(2)

Common Stock, par value $2.50 per share        1,000,000 shares        $65.18          $65,180,000           $5,274

1. This registration statement also relates to an indeterminate number of additional shares of Common Stock that may be issued pursuant to anti-dilution and adjustment provisions of the above-referenced plan.

2. Estimated solely for purposes of calculating the registration fee. This estimate has been computed in accordance with Rule 457(c) and (h)(1) and is calculated based upon the average of the high and low sales prices of the Common Stock of American International Group, Inc. ("Common Stock") on December 29, 2003, as reported on the New York Stock Exchange Composite Tape.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      All information required by Part I to be contained in the prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents have been filed by American International Group, Inc., ("AIG") with the Securities and Exchange Commission (the "Commission") (File No. 1-8787) and are incorporated herein by reference:

      (a)   AIG's Annual Report on Form 10-K for the year ended December 31,
            2002;

      (b) AIG's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2003, and AIG's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2003 and September 30, 2003; and

      (c) The description of Common Stock contained in the registration statement on Form 8-A, dated September 20, 1984, filed pursuant to
            Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      All documents filed by AIG after the date hereof pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

      The Common Stock is registered under Section 12(b) of the Exchange Act.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

      The consolidated financial statements of AIG and its subsidiaries and the related financial statement schedules of AIG included in its Annual Report on Form 10-K for the year ended December 31, 2002, incorporated herein by reference, are so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

            The validity of the shares of Common Stock offered pursuant to the American International Group, Inc. 2003 Japan Employee Stock Purchase Plan (the "Plan") will be passed upon by Kathleen E. Shannon, Esq., Senior Vice President and Deputy General Counsel of AIG. Ms. Shannon is regularly employed by AIG, participates in various AIG employee benefit plans under which she may receive shares of Common Stock and currently beneficially owns less than 1% of the outstanding shares of Common Stock of AIG.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The restated certificate of incorporation of AIG, as amended, provides that AIG shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate is or was a director, officer or employee of AIG or serves or served any other enterprise at the request of AIG. Section 6.4 of AIG's by-laws contains a similar provision.

      The restated certificate of incorporation, as amended, also provides that a director will not be personally liable to AIG or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law.

      Section 145 of the Delaware General Corporation Law permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he or she is or was a director, officer or employee of the company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. In addition, AIG and its subsidiaries maintain a directors' and officers' liability insurance policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8. EXHIBITS

      The exhibits are listed in the exhibit index.

ITEM 9. UNDERTAKINGS

      AIG hereby undertakes:

      (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 as amended;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by AIG pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of AIG's annual report pursuant to
      Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of AIG pursuant to the foregoing provisions, or otherwise, AIG has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by AIG of expenses incurred or paid by a director, officer or controlling person of AIG in the successful defense of any action, suit or proceeding) is asserted against AIG by such director, officer or controlling person in connection with the securities being registered, AIG will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 6th day of January, 2004.

                                AMERICAN INTERNATIONAL GROUP, INC.


                                By:   /s/  M.R. Greenberg
                                   ---------------------------------------------
                                     Name:  M.R. Greenberg
                                     Title: Chairman and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS: that each person whose signature appears below constitutes and appoints M. R. Greenberg, Howard I. Smith and Martin J. Sullivan, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-law and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                     TITLE                                 DATE
                                          Chairman, Chief Executive Officer and
      /s/ M.R. Greenberg                  Director (Principal Executive Officer)           January 6, 2004
-----------------------------------
         (M.R. Greenberg)


                                              Vice Chairman, Chief Financial
      /s/ Howard I. Smith               Officer, Chief Administrative Officer and           January 6, 2004
-----------------------------------       Director (Principal Financial Officer)
         (Howard I. Smith)

                                              Vice President and Comptroller
      /s/ Michael J. Castelli                 (Principal Accounting Officer)                January 6, 2004
-----------------------------------
       (Michael J. Castelli)

     /s/ M. Bernard Aidinoff                             Director                           January 6, 2004
-----------------------------------
       (M. Bernard Aidinoff)

             SIGNATURE                                     TITLE                                 DATE
                                                         Director
-----------------------------------
          (Pei-yuan Chia)

    /s/ Marshall A. Cohen                                Director                           January 6, 2004
-----------------------------------
       (Marshall A. Cohen)

                                                         Director
-----------------------------------
       (Martin S. Feldstein)

         /s/ Ellen V. Futter                             Director                           January 6, 2004
-----------------------------------
         (Ellen V. Futter)

                                                         Director
-----------------------------------
         (Carla A. Hills)

    /s/ Frank J. Hoenemeyer                              Director                           January 6, 2004
-----------------------------------
       (Frank J. Hoenemeyer)

   /s/ Richard C. Holbrooke                              Director                           January 6, 2004
-----------------------------------
      (Richard C. Holbrooke)

      /s/ Martin J. Sullivan                             Director                           January 6, 2004
-----------------------------------
       (Martin J. Sullivan)

                                                         Director
-----------------------------------
         (Edmund S.W. Tse)

        /s/ Jay S. Wintrob                               Director                           January 6, 2004
-----------------------------------
         (Jay S. Wintrob)

                                                         Director
-----------------------------------
         (Frank G. Wisner)

        /s/ Frank G. Zarb                                Director                           January 6, 2004
-----------------------------------
          (Frank G. Zarb)

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER                          DESCRIPTION                      LOCATION
 ------                          -----------                      --------
   4        American International Group, Inc. 2003 Japan
            Employee Stock Purchase Plan ......................   Filed as exhibit hereto.

   5        Opinion of Kathleen E. Shannon re validity ........   Filed as exhibit hereto.

   15       Letter re unaudited interim financial
            information .......................................   Not applicable.

   23       Consents of experts and counsel
            (a) PricewaterhouseCoopers LLP ....................   Filed as exhibit hereto.
            (b) Kathleen E. Shannon, Esq ......................   Included in Exhibit 5.

   24       Power of Attorney .................................   Included in signature pages.